Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-158200) of PPL Corporation of our report dated April 27, 2010 relating to the financial statements of E.ON U.S. LLC, which appears in PPL Corporation's Current Report on Form 8-K of PPL Corporation dated June 21, 2010.  We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Ky

June 21, 2010